Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Moran and Jeffery G. Hough, and each of them, with full power of substitution and reconstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: July 25, 2006	/s/ John V. Moran
John V. Moran
Chief Executive Officer and Director
(Principal Executive Officer)

Date: July 25, 2006	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial
Officer and Director
(Principal Financial and Accounting Officer)

Date: July 25, 2006	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman of the Board

Date: July 25, 2006	/s/ Michael D. Feldman
Michael D. Feldman
Director

Date: July 25, 2006	/s/ Dr. Sheldon L. Glashow
Dr. Sheldon L. Glashow
Director

Date: July 25, 2006	/s/ Scott N. Greenberg
Scott N. Greenberg
Director

Date: July 25, 2006	/s/ Dr. Roger Hagengruber
Dr. Roger Hagengruber
Director

Date: July 25, 2006	/s/ Andrea Kantor
Andrea Kantor
Director

Date: July 25, 2006	/s/ Joseph W. Lewis
Joseph W. Lewis
Director

Date: July 25, 2006	/s/ George J. Pedersen
George J. Pedersen
Director

Date: July 25, 2006	/s/ Douglas Sharp
Douglas Sharp
Director